UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cactus Acquisition Corp. 1 Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 11, 2023, Cactus Acquisition Corp. 1 Ltd. issued the following press release:

CACTUS ACQUISITION CORP. 1 LTD. ANNOUNCES CONTRIBUTIONS TO TRUST ACCOUNT IN CONNECTION WITH PROPOSED EXTENSION

Cranbury, New Jersey, April 11, 2023 (GLOBE NEWSWIRE) --  Cactus Acquisition Corp. 1 Ltd. (Nasdaq: CCTS) (the “Company”) today announced several actions being undertaken in anticipation of the previously announced extraordinary meeting in lieu of 2023 annual meeting of the Company to be held at 9:00 a.m. Eastern Time/ 4:00 p.m. local (Israeli) time on April 20, 2023 (the “Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to extend the date by which the Company must consummate an initial business combination (the “Extension”) from May 2, 2023 (the “Original Termination Date”) to November 2, 2023 or such earlier date as may be determined by the Company’s board of directors (such later date, the “Extended Date”).

Sponsor Contributions to Trust Account

If the Extension is approved at the Meeting and implemented, the Company’s sponsor, Cactus Healthcare Management, L.P. (the “Sponsor”), or its designees will deposit into the trust account the lesser of (x) $40,000 and (y) $0.02 per public share multiplied by the number of public shares outstanding on such applicable date as a loan (a “Contribution”, and the Sponsor or its designee making such Contribution, a “Contributor”), on each of the Original Termination Date and the 2nd day of each subsequent calendar month until (but excluding) the Extended Date (each such date, a “Contribution Date”). The Company has not asked the Sponsor to reserve for, nor has the Company independently verified whether the Sponsor will have sufficient funds to satisfy, any such Contributions.

If a Contributor fails to make a Contribution by an applicable Contribution Date (subject to a three business day grace period), the Company will liquidate and dissolve as soon as practicable after such date and in accordance with the Company’s amended and restated memorandum and articles of association (the “Articles”). The Contributions will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by the Extended Date, any such promissory notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the requisite proposals at the Meeting and the implementation of the Extension. No Contribution will occur if such proposals are not approved or the Extension is not implemented. If the Company has consummated an initial business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate.

Trust Funds Will Not Be Withdrawn to Pay Excise Taxes

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Any redemptions of public shares on or after January 1, 2023, including in connection with the Extension, may be subject to such excise tax. The Company confirms that if the Extension is implemented, it will not withdraw any funds from the trust account, including interest earned on the funds held in the trust account, to pay for the 1% excise tax that may become due under the IR Act.

Trust Funds to Be Held in Interest-Bearing Account, if Liquidated

If the Extension is implemented and the Company thereafter determines to liquidate the U.S. government treasury obligations or money market funds held in the trust account, the Company intends to maintain the funds in the trust account in cash in an interest-bearing demand deposit account at a national bank. Interest on such deposit account currently yields approximately 4.5% per annum, but such deposit account carries a variable rate and the Company cannot assure investors that such rate will not decrease or increase significantly.

Class B Ordinary Shares to Be Converted if Extension is Implemented

If the requisite proposals are approved at the Meeting, the Sponsor, as the sole holder of the Class B ordinary shares, has agreed to convert all Class B ordinary shares to Class A ordinary shares, on a one-for-one basis, in accordance with the Company’s Articles, upon the implementation of the Extension (collectively, the “Class B Conversion”). The Class B Conversion would be effected prior to the redemption of any public shares in connection with the implementation of the Extension and would result in an additional 3,162,500 Class A ordinary shares outstanding. Notwithstanding the Class B Conversion, the Sponsor, as well as the Company’s officers and directors, will be not entitled to receive any funds held in the trust account with respect to any Class A ordinary shares issued to such holders as a result of the Class B Conversion.

About Cactus Acquisition Corp. 1 Ltd.

Cactus Acquisition Corp. I Ltd. is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although the Company’s search for a target business is not limited to a particular industry or geographic region, it has initially focused on pursuing business combinations with Israel-related technology-based healthcare companies. The Company is led by Nachum (Homi) Shamir, Chairman of the Board, Ofer Gonen, CEO, and Stephen T. Wills, CFO.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Meeting, implementation of the Extension or any Contributions to the trust account, any excise tax liabilities of the Company under the IR Act, liquidation of any securities held in the trust account, placement of funds held in the trust account in an interest-bearing demand deposit account being permitted by the trustee of the trust account or current or future interest rates on funds held in the trust account. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the definitive proxy statement related to the Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 20, 2023 (the “Definitive Proxy Statement”), the Company’s most recent Annual Report on Form 10-K and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

Further information related to attendance, voting and the proposals to be considered and voted on at the Meeting is described in the Definitive Proxy Statement, which has been mailed to the Company’s shareholders of record as of the record date for the Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Toll Free: 877-495-1343
Email: CCTS@allianceadvisors.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the source indicated above.

Contacts

Cactus Acquisition Corp. 1 Ltd., Attention: Stephen T. Wills, Chief Financial Officer, 4B Cedar Brook Drive, Cranbury, NJ 08512, email: swills@cactususac1.com; telephone: (609) 495-2222

Source: Cactus Acquisition Corp. 1 Ltd.